Exhibit 99.1

Dear Shareholders of Gabriel Technologies Corporation (“Gabriel” or the “Company”):

From the Gabriel directors and management we wish you a Happy and Healthy New Year. With the trial date of our Qualcomm litigation scheduled for December 2011, we want to update you on some Gabriel financial, securities, and litigation matters and other significant developments.

The Gabriel directors and I have been busy in 2010: (1) working with Gabriel’s counsel, Hughes Hubbard & Reed LLP on our prosecution of the Qualcomm litigation; (2) obtaining funding for Gabriel’s administrative and litigation expenses; (3) making every effort to reclaim to the Gabriel shareholders as much Company value as possible vis-à-vis recapture of Gabriel stock, Gabriel warrants, and percentage interests in the Qualcomm lawsuit; and (4) pursuing all of the legal actions, business requirements, and administrative duties associated with managing the Company’s litigation, as well as cleaning up the Company’s finances and business, including the issues noted below.

1.           Settlement With Former Attorneys – Gabriel has come to final terms with its former Qualcomm litigation attorneys, including a recapture to the Gabriel shareholders of a significant portion of the interest formerly maintained by those attorneys in the result, if any, of the Qualcomm litigation.  The terms of our final agreement with our former Qualcomm litigation attorneys are sealed and confidential, but we are pleased to report that we now have the continuing cooperation of our former lawyers in the prosecution of our claims against Qualcomm.

2.           Hughes Hubbard & Reed - Gabriel Attorneys For Qualcomm Case – As indicated above and in a past Form 8-K filing by Gabriel, Gabriel’s attorneys in the Qualcomm case are Hughes Hubbard & Reed (“HHR”).  We are most pleased that HHR has agreed to represent Gabriel in its claims against Qualcomm, and in select other matters.

3.           Update on Qualcomm Lawsuit

A)           Bond Posting – In September 2010, the Court required Gabriel, as an out-of-state plaintiff, to file a bond in amount of $800,000. The case was stayed pending Gabriel’s posting of the bond, which it did on December 17, 2010.

B)           Case Status and Projected Trial Date - On January 7, 2010, Gabriel filed with the Court a Motion to Compel seeking to require Qualcomm to produce its documents and otherwise comply with its discovery obligations.  The hearing on that motion is set for February 7, 2011.  The Court has entered a scheduling order tentatively setting the trial date for December 2011.

C)           General Qualcomm Litigation Legal Issues - Gabriel continues to see merit in its claims against Qualcomm. Our HHR attorneys have now conducted extensive fact and expert witness interviews, and they have culled through millions of pages of documents in our case - they are encouraged by their findings.  However, our lawsuit, like any complex litigation of this type, has many aspects and issues that have yet to be uncovered or determined, and there can be no assurances of any kind of a successful outcome in this lawsuit against Qualcomm.

4.           Gabriel Historical Financial Statements

A)           2006 and Prior Gabriel Financials - As indicated in my last CEO Letter to Gabriel Shareholders, Gabriel has not filed certain required reports with the SEC, including historical financial statements, since 2006.  The current Gabriel management and directors cannot verify as accurate the previously filed financial statements of Gabriel.

B)           More Recent Gabriel Financials - Gabriel does not have the financial resources to pay the significant sums required to prepare audited financial statements, and believes that its limited resources are better spent prosecuting its claims against Qualcomm.

5.           Action Against Select Former Gabriel Officers, Directors and Third Parties – As indicated in my last CEO Letter to Gabriel Shareholders, an action against certain former Gabriel officers, directors, and certain third parties, was filed by Gabriel in 2008 at the direction of the former directors of Gabriel.  The current Gabriel directors subsequently completed their assessment of this lawsuit and thereafter filed an Amended Complaint in that action naming new defendants and alleging new causes of action. This action has now been settled with most of the defendants, which settlements in the aggregate are expected to return to the Gabriel Shareholders an additional few percentage points interest in the result, if any, in the Qualcomm litigation.  We plan to continue to prosecute this case against the few remaining defendants with the hope of reclaiming some limited additional percentage interests, stock, warrants, or cash from defendants in that lawsuit, although there can be no assurances in this regard.

6.           Gabriel Operations and Qualcomm Litigation - Financing Transaction

The following financings have taken place at Gabriel since August 2009 under the current management and director control:

A)
Pursuant to the Promissory Note Purchase Agreement, dated as of August 21, 2009, promissory notes in the aggregate principal amount of $300,000 were issued by the Company to the purchasers party to such agreement (the “August 2009 Notes”). On the 10th business day after the occurrence of an “IP Event” (as defined below), each holder of an August 2009 Note is entitled to receive the sum of (i) 200% of the principal amount of its note plus (ii) an amount equal to 0.000005% of the proceeds from an “IP Event” for every dollar of principal represented by its note.  For purposes of the August 2009 Notes, “IP Event” means the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in net proceeds (in cash or the fair market value of non-cash consideration) from (i) a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or (ii) a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

B)
Pursuant to the Promissory Note Purchase Agreement, dated on or about January 23, 2010, promissory notes in the aggregate principal amount of $499,999.66 were issued by the Company to the purchasers party to such agreement (the “January 2010 Notes”).  The principal amount of each January 2010 Note is accruing interest at a rate of 6.0% per annum, with principal and accrued interest due and payable on December 31, 2010, and subject to mandatory prepayment with the net proceeds of an “IP Event” (as defined below) or the net proceeds from the Company’s legal action against Whittle (whichever event occurs first).  In addition, each holder of a January 2010 Note has the right to receive an “Additional Benefit” of 1.0% of the net proceeds from an IP Event for every $100,000 of principal represented by its note (or, if less than $100,000, a pro rata portion of such Additional Benefit).  For purposes of the January 2010 Notes, “IP Event” means the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in net proceeds (incashor the fair market value of non-cash consideration) fro a licensing, sale, transfer, steelement of other transaction relating to the intellectual property of the company or any of it subsidiaries, if any

C)
Pursuant to the Promissory Note Purchase Agreements, dated as of February 23, 2010 and March 8, 2010, respectively, (i) promissory notes in the aggregate principal amount of $1,437,500 have been issued to the February 2010 Purchasers (the “February 2010 Notes”) and (ii) certain of the February 2010 Purchasers have committed to purchase additional February 2010 Notes in aggregate amount of up to $1,062,500.  Upon the occurrence of an “IP Event” (as defined below), each holder of a February 2010 Note is entitled to receive the sum of (i) the outstanding principal amount of its note and all accrued interest thereon at a rate of 6.0% per annum plus (ii) an amount equal to 0.000008% of the net proceeds from an “IP Event” for each dollar of principal represented by its note. For the purposes of the February 2010 Notes, “IP Event” is defined as the recovery and/or receipt by the Company or any of its subsidiaries of any amount paid or to be paid by or on behalf of any person, entity, defendant or third party, or the amount of other value received, including the present fair market value of any business/non-monetary consideration, which amounts relate directly or indirectly to the Qualcomm dispute  regardless of whether such payments are made in cash, stock, by payment or assumption of liabilities of the Company, or otherwise, and regardless of whether such payment is styled as an amount paid in settlement, a royalty, a licensing fee, a purchase price for the sale or transfer of stock or assets of the Company or any of its subsidiaries, merger consideration or otherwise.

D)
The Company is currently negotiating the restructuring of the debt represented by the August 2009 Note, the January 2010 Notes, the February 2010 Notes and certain other promissory notes. This transaction has not closed as of the date hereof. The Company will file an 8K report upon the close of this transaction.

E)
Trace Technologies LLC (“Trace”), a wholly-owned subsidiary of the Company, is contemplating the issuance of new senior secured notes (the “Secured Notes”) in an aggregate principal amount of up to $4,000,000.  Trace’s obligations under the Secured Notes shall be secured by all proceeds of the Qualcomm dispute awarded to the Company or Trace (other than certain proceeds thereof that will be applied to pay fees, costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by the Company and Trace in connection with the Qualcomm dispute).  The obligations of Trace under the Secured Notes shall be senior in right of payment to the August 2009 Notes, the January 2010 Notes, the February 2010 Notes and all other issued and outstanding promissory notes of the Company.

F)
A director of the Company has partially guaranteed the obligations of Trace under the contemplated Secured Notes.  The Company has engaged an expert to review, and issue an opinion with respect to the fairness of the terms of the issuance of the Secured Notes, from a financial point of view, to shareholders and (if requested) the consideration to be paid to that certain director in connection with his partial guaranty of Trace’s obligations under the Secured Notes. The Company has asked the fairness expert to opine as to the fee that will be reasonable to pay such director  in connection with his guaranty.

G)
In exchange for a pro rata portion of an amount equal to 4% of the net proceeds (other than certain proceeds thereof that will be applied to pay fees, costs and expenses (including, without limitation, attorneys’ fees and expenses)) received by the Company or Trace in connection with the Qualcomm dispute, certain individuals have provided funds to the Company to finance an $800,000 bond that the court required the Company to post in connection with the Qualcomm dispute.

7.           Assignment of Interests in Possible Proceeds of Qualcomm Lawsuit – As indicated in my last CEO Letter to Gabriel shareholders, several years ago, in connection with certain loan transactions by Gabriel, and/or to pay Gabriel’s management, consultants and/or creditors, Gabriel began the practice of assigning to third parties percentage interests in a possible settlement amount or favorable judgment, if any, that may be obtained by Gabriel in its lawsuit against Qualcomm (the “Qualcomm Result % Interest Grants”).  In my last Letter to Gabriel shareholders I noted that the Gabriel shareholders should be aware that: “we estimate that the total percentage interests in the possible proceeds from the Qualcomm lawsuit that previously have been committed by Gabriel, and that might be committed by Gabriel to third parties, etc. in the foreseeable future, will be not less than seventy-five percent (75%) and may be as much as ninety-five percent (95%). These interests of third parties in any proceeds from the Qualcomm lawsuit effectively reduce the amount of such proceeds, if any, that will be available to Gabriel and its shareholders.  Of course, there can be no assurance that Gabriel will be able financially to continue to prosecute the Qualcomm lawsuit or, if so, that it will achieve a favorable outcome or receive any significant proceeds from that lawsuit”.  As noted above, we are now attempting to complete settlements in various Company lawsuits that could bring a limited additional percentage interest in the Qualcomm lawsuit to the Gabriel shareholders, or which could reduce the total outstanding shares of Gabriel stock. The completion of these settlements is not guaranteed. These settlements, if completed, would result in an approximate fifteen percent (15%) interest finally available to the Gabriel shareholders in the Qualcomm litigation result, if any. In other words, and for clarity, the current Gabriel directors and management believe that assuming a positive result in the Qualcomm litigation, which positive result cannot be guaranteed, there may be up to approximately fifteen percent (15%) of the result, if any, of the Qualcomm litigation, available to our shareholders - after all Qualcomm Result % Interest Grants are paid in full to all persons/entities to whom such Qualcomm Result % Interest Grants are due and owing. Again, there is no guarantee of any positive result in the Qualcomm litigation, and there is no guarantee these settlements referred to above will be finalized. In addition, it should be noted that due to certain secured debt financing of the Company, as noted above, pursuant to the terms and conditions of other loans to and/or agreements with the Company, and as a matter of law re the distribution of dividends to shareholders - certain significant Qualcomm litigation results must be received by the Company and distributed to those lenders/parties before there is any dividend distribution of a Qualcomm litigation result to the shareholders.

8.           Final Statements From the CEO

In my last Letter to Gabriel Shareholders I stated that:  “the new directors are committed to: recapture for Gabriel monies, securities, and/or interests in the Qualcomm case - from persons/entities who may have received such monies, securities, and/or interests in the Qualcomm case improperly and/or illegally; achieve financial stability in Gabriel; increase the value of each valid share/warrant/SEU of Gabriel; and, engage new counsel and litigation financing to move the Qualcomm case to discovery and trial as quickly as possible.”

It is my sincere hope that you find the statements, actions, and results of the current Gabriel management and directors, as indicated above, show our commitment to our shareholders is more than rhetoric. Over the past approximate twenty (20) months, the current Gabriel management and directors have in fact: achieved a measure of ongoing financial stability for the Company by securing long-term administrative funds for the Company (completed in an extremely difficult financing market); executed agreements for the recapture of Company value to our shareholders; initiated, and completed in part, the financing of our lawsuit vs. Qualcomm; engaged one of the world’s leading law firms to prosecute our claims vs. Qualcomm; and, to a large extent, stabilized a Company that was in a financial crisis so significant, including losing such significant amounts of money every month in its operating business, its very existence was in serious and imminent jeopardy.

We have achieved much at Gabriel in the past twenty (20) months, but there is still much work to be done at Gabriel to fully and finally protect our shareholders. Our financial and legal risks remain great. That said, our commitment to recapture Gabriel shareholder value, and to do whatever reasonably can be done to prove our claims against Qualcomm - is firm and constant. In particular, our work to fully and finally finance all aspects of Gabriel is still not done. Based on all of these risks and uncertainties - no absolute commitments can be made as to the final success or failure of Gabriel. What the Gabriel directors and management can absolutely commit to is that we will do all that we possibly can to see this Company, and our shareholders, through a decision, one way or another, in our claims against Qualcomm.

I will continue to advise you from time to time of important developments at Gabriel in the future.

Thank you.

Dated: 1/24/11	/s/ George Tingo George Tingo CEO and President, Gabriel Technologies Corporation

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL’S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, RISKS RELATING TO GABRIEL’S ABILITY TO OBTAIN FUNDING TO PROSECUTE THE QUALCOMM LAWSUIT AND OTHER LITIGATION DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LAWSUIT AND OTHER LITIGATION.  ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL.  GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.